UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 20, 2005

Retirement Savings Plan of Forest Oil Corporation

(Exact name of registrant as specified in its charter)

N/A

(State or other jurisdiction of incorporation)

1-13515	N/A
(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Change in Registrant’s Certifying Accountant.

(a)                        On April 20, 2005, the Retirement Savings Plan of Forest Oil Corporation (the “Plan”) notified KPMG LLP (“KPMG”) that the Employee Benefits Committee of Forest Oil Corporation, as the Plan administrator, had determined to dismiss KPMG as the Plan’s independent auditor.  The audit reports issued by KPMG on the Plan’s financial statements as of and for the years ended December 31, 2003 and 2002, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the audits of the two most recent fiscal years ended December 31, 2003 and the subsequent interim period through April 20, 2005, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreement in connection with its opinion, or (2) reportable events.

The Plan provided KPMG with a copy of the foregoing disclosures prior to the date of the filing of this report and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements in this Item 4.01.  A copy of KPMG’s letter will be filed separately, by amendment.

(b)                       On April 25, 2005, the Plan engaged Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Plan’s independent accounting firm.  During the two most recent fiscal years ended December 31, 2003 and 2002, and the interim period preceding the decision to engage EKS&H as the Plan’s independent accountants, the Plan has not consulted with EKS&H regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of opinion that might be rendered on the Plan’s financial statements, and neither a written report nor oral advice was provided to the Plan by EKS&H that EKS&H concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing, or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION
(Registrant)

Dated: April 25, 2005	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Member of the Employee Benefits Committee, Vice President, General Counsel And Secretary of Forest Oil Corporation